Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Ondas Holdings Inc. of our report dated April 1, 2024 (which includes an explanatory paragraph relating to Ondas Holdings Inc.'s ability to continue as a going concern) on our audits of the consolidated financial statements of Ondas Holdings Inc. as of and for the years ended December 31, 2023 and 2022.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey

December 3, 2024